23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lawson Products, Inc.

Chicago, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 19, 2015, relating to the consolidated financial statements, the effectiveness of Lawson Products Inc.’s internal control over financial reporting, and schedule of Lawson Products, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO U SA, LLP
Chicago, Illinois

February 19, 2015